AMENDED AND RESTATED
          MARKETING AND CONSULTING SERVICES AGREEMENT

    This Amended and Restated Marketing and Consulting (the "Agreement") is amended as of December 10, 1998, by and between Harrogate Marketing, L.L.C. ("Harrogate") and Biomune Systems, Inc., a Nevada corporation ("Biomune") who hereby mutually agree as follows:

    1. Term. The term of this Agreement will begin on the date this Agreement is executed by all parties hereto and continue until such time as Biomune discontinues all of the Products (defined in Section 2, below) reasonably contemplated by this Agreement, subject to termination as provided in
    Section 8, below.

    2. Services. Harrogate agrees to perform the following services in a professional manner and in accordance with applicable industry standards.

             (a) This Agreement contemplates the personal services of Randy Olshen and should Mr. Olshen fail or become unable to perform such services personally, then such failure will be deemed a breach of this Agreement and Biomune may terminate the Agreement. Mr. Olshen will serve as the President of Biomune's Optim Nutrition, Inc. subsidiary ("Optim").

             (b) For purposes of this Agreement, the term "Services" shall include the following:

                       (i)  identifying   vitamin  and  nutritional   supplement
              formulations for marketing by Biomune through Optim, including, but not limited to the NiteBite medical food bar and the Mountain Lift food bars (collectively the "Products");

                       (ii) assisting and advising Biomune in negotiations  with
              vendors  as  to   product   formulation,   manufacture,   pricing,
              packaging, delivery schedules, and all aspects of the Products;

                       (iii) assisting and advising Biomune in connection with the preparation, design, content, style and production of all literature, brochures, manuals, labels and other documentation relating to the Products;

                       (iv) monitoring and advising Biomune concerning all regulatory approvals, permits and issues relating to the Products, including appropriate labeling, packaging and instructions;

                       (v) assisting  and advising in  connection  with customer
              support and training in the use of the Products;

                       (vi) formulating point-of-sale displays and marketing literature and assisting in the creating of an over-all marketing strategy for the Products;

                       (vii) attending trade shows, marketing seminars, and similar events as directed by Biomune;

                       (viii) assisting in customer and distributor training and
              promotion of Products;

                       (ix)   monitoring  and  advising   Biomune   relative  to
              competitive issues pertinent to the Products.

             (c) Notwithstanding the definition of Services, any demands of Harrogate by Biomune will be reasonable in terms of volume of sales, prior notice and availability.

    3.  Compensation.

             (a) Fees. So long as this Agreement is in force, as compensation for all Services rendered under this Agreement, Biomune will pay Harrogate a fee (the "Marketing Fee") in an amount equal to forty-five percent (45%) of gross revenues from the sale of the Products. At its sole discretion and option, Biomune may pay part or all of such fee in shares of its common stock; provided, that if it elects to do so, the shares shall be valued at the fair market value of the common stock as of the date of this Agreement ($0.20 per share).

             (b) Expenses. Harrogate will finance its own operations and will not be reimbursed by Biomune for any expenses incurred in connection with the performance of Services under this Agreement. Harrogate will not receive or accept any payment or consideration of any kind from or on behalf of any Biomune vendor, or such vendor's officers, directors, employees, subsidiaries, or related parties. Harrogate will assume and pay from its funds all expenses (including, without limitation, legal fees and costs) associated with the defense of the Sterlin and Furtek litigation proceedings or will reimburse Biomune for any such expenses paid by Biomune. If and to the extent that Biomune provides office space, insurance, accounting or bookkeeping services or similar services to Harrogate, Harrogate will reimburse or pay such expenses as invoiced by Biomune. Biomune may, at its option, offset any amounts owing under this Section 3(b) against the payment of fees under Section 3(a), above.

             (c) Additional Consideration. As additional consideration for the Services to be provided by Harrogate under this Agreement, Biomune grants to Harrogate an options to purchase a total of 3,080,000 shares of Biomune Common Stock at a price of $0.20 per share. It is understood and agreed that of this amount, Olshen will receive an option to acquire 80,000 shares of Common Stock. The options granted under this section 3(c) will vest and become exercisable only as the exercise thereof would not cause the holder, assuming exercise in full, to be the beneficial owner of more than 5% of the issued and outstanding Common Stock of Biomune. The options may be assigned or transferred to employees, consultants and other affiliates of Harrogate or persons providing services to Harrogate in furtherance of its duties under this Agreement.

             (d) commission of 10% of the value of certain sales contracts payable in cash or stock or a combination thereof at the time of execution of such sales contracts.

             (e) Timing. Biomune will pay the Marketing Fee monthly, based on the sales results of the previous month. Payment will be made within 15 days of the last day of each month and shall be accompanied by a detailed accounting of all sales for such month, including where practical, year-to-date information showing buyer and quantity purchased.

    4.  Confidential Information.

             (a)  Proprietary  and  Confidential  Information.  As  used in this
         Agreement, "Proprietary and Confidential Information" will mean data, techniques, technical information, know-how, equipment specifications, or other information specifically designated as "Confidential Information" during the term of this Agreement. Notwithstanding any other provision of this Agreement, Proprietary and Confidential Information will not include any information that is:

                       (i)  independently developed by the receiving party;

                       (ii) becomes or is already available to the general public without breach of this Agreement;

                       (iii) rightfully received by the receiving party from a third party without obligation of confidence; or

                       (iv) released for disclosure by the disclosing party with
              its written consent.

             (b) Unilateral Transfer. Biomune does not desire to receive any proprietary or confidential information of Harrogate or any third party. Harrogate warrants and represents that none of the information, Services, or results thereof shall contain any proprietary or confidential information of Harrogate or any third party.

             (c) Confidentiality Obligation. Harrogate agrees to use the same care and discretion to avoid disclosure, publication or dissemination of the received Proprietary and Confidential Information as it employs for similar information of its own that it does not desire to publish, disclose or disseminate, except to those employees or subcontractors of Harrogate who have signed an agreement for protection of the information and who have a need to know for purposes of achieving the purposes of this Agreement.

             (d) Return. Within thirty (30) days after termination of this Agreement, Harrogate agrees to return or destroy all documents and tangible items in its possession that contain any part of the Confidential Information received by Harrogate or provide a certificate of destruction if the information is destroyed.

             (e) Limitations. This Agreement will not be interpreted to restrict either party from using, disclosing or disseminating its own Confidential Information in any way. Except as otherwise provided in this Agreement, this Agreement will in no way preclude either party from competing with the other or from independently developing, having developed, acquiring or marketing any other material, products, and services.

    5. Representations. Harrogate represents and warrants as follows:

             (a) that it is able to perform the Services and that it does not have any understanding or agreement with anyone else which restricts its ability to perform such services;

             (b) that any Services it provides and information or materials it develops for or discloses to Biomune will not in any way be based upon confidential or proprietary information derived from any source other than Biomune, unless Harrogate is specifically authorized in writing by such source to use such proprietary information; and

             (c) that if Biomune incurs any liability or expense as a result of any valid claim that any of the above warranties is not true, Harrogate will indemnify Biomune and hold it harmless against all such liability or expense, including reasonable attorneys' fees, provided that Biomune notifies Harrogate of the claim and cooperates with Harrogate in defending against the claim. Harrogate will notify Biomune if it ever becomes aware of any such claim.

    6. Work for Hire. Everything Harrogate (including its employees) writes or develops for Biomune or any copyrightable work created for Biomune while performing the Services, provided that such writing or development is contemplated by the Project, shall be works made for hire and therefore the property of Biomune. In addition, Harrogate agrees to assign to Biomune all right, title and interest in any invention, patentable or not, made or conceived solely or jointly during the course of performing the Services and related to or contemplated by the Project. Harrogate will promptly disclose any such invention to Biomune and will, upon request, execute an assignment to Biomune of any patent, trade secret or other proprietary right and will do anything else reasonably necessary to enable Biomune to perfect its rights therein. Harrogate will not license or grant any right to Products developed under the Project to any other entity during the term of this Agreement and it is acknowledged that the rights of Biomune under this Agreement are exclusive worldwide.

             (a) Preexisting Works. In the event that something Harrogate writes or develops while performing the Services constitutes a derivative work of any preexisting work, Harrogate shall provide Biomune with written notification that indicates:

                       (i)  the nature of such preexisting work;

                       (ii) its owner;

                       (iii) any  restrictions  or royalty  terms  applicable to
              Harrogate's use of such preexisting work or Biomune's exploitation of the deliverable as a derivative work; and

                       (iv) the source of  Harrogate's  authority  to employ the
              preexisting work in the preparation of any material required by the Project Assignment.

                  Before initiating the preparation of any material that is a derivative work of a preexisting work, Harrogate shall cause Biomune, its successor, and assignees, to have and obtain an irrevocable, nonexclusive, worldwide, royalty-free right and license to use such derivative work(s) for any purpose whatsoever.

         In the event that Harrogate fails to comply with this provision, Harrogate shall grant and hereby grants to Biomune on behalf of itself as well as each third party who has a color of title to the derivative work(s) and such preexisting works as may be incorporated into the derivative work(s) an irrevocable, nonexclusive, worldwide, royalty-free right and license to use such derivative work(s) and preexisting materials for any purpose whatsoever.

             (b) Patent License. From any Services performed for Biomune under this Agreement, Harrogate hereby grants to Biomune, its successors, and assignees, the royalty-free, worldwide, nonexclusive right and license under any patents developed for or owned by Harrogate, or with respect to which Harrogate has a right to grant such rights and licenses, to the extent required by Biomune to exploit the materials and exercise its full rights in the same, including the right to make, use, and sell products and services based on or incorporating such materials developed under this Agreement or in connection with the Harrogate's Services hereunder.

    7. Exclusivity; Right to Purchase. The grant of marketing rights to Harrogate hereunder is exclusive and Biomune agrees it will not appoint any other party to represent the Products during the term of this Agreement. Harrogate agrees to diligently provide the Services and promote sales of the Products during the term hereof. In consideration of the grant of exclusive rights to market the Products, Harrogate hereby grants to Biomune the irrevocable right to acquire 100% of the equity interests of Harrogate in exchange for $1,000,000 at any time so long as this Agreement is in full force and effect.

    8.  Termination.

             (a) By Either Party After September 30, 1999. After September 30, 1999, either party may terminate this Agreement at any time following thirty (30) days written notice to the other party.

             (b) By Either Party in the Event of Breach and Failure to Cure. This Agreement may be terminated by either party at any time in the event that the other party has not performed a material covenant or has otherwise breached any material term of this Agreement upon receipt of written notice thereof if the nonperformance or breach is incapable of cure, or upon the expiration of 30 days after receipt of written notice thereof if the nonperformance or breach is capable of cure and has not been cured or significant steps have not been undertaken to effect such cure.

             (c) Certain Rights of Biomune. If Harrogate breaches this Agreement, Biomune may (in addition to all of its other rights) require Harrogate to give it all work in progress in exchange for reasonable compensation based on the percentage of the work completed. Harrogate acknowledges that its breach (or threatened breach) of any of its obligations under Sections 4, 5, or 6 could irreparably injure Biomune and Harrogate could not remedy the damage caused Biomune simply by paying Biomune some amount of money.

             (d) Limitation of Damages. OTHER THAN FOR BREACHES OF HARROGATE'S OBLIGATIONS UNDER SECTIONS 4, 5, OR 6, IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY CONSEQUENTIAL, INCIDENTAL OR SPECIAL DAMAGES ARISING OUT OF ANY DEFAULT UNDER THIS AGREEMENT, WHETHER IN CONTRACT OR TORT.

             (e) Termination of Obligations. Upon termination of this Agreement, all obligations of Biomune to pay Harrogate the compensation provided for in Section 3 will cease. Termination of this Agreement will not under any circumstances prevent or hinder Biomune from pursuing the sale or marketing of the Products through third parties or otherwise following such termination.

    9. Dispute Resolution. Any dispute arising under this Agreement or its interpretation will be resolved by arbitration in accordance with the rules of the American Arbitration Association. Arbitration will occur in Salt Lake City, Utah, with each party selecting one arbitrator and the two arbitrators so selected choosing a third arbitrator. A decision of the majority of such panel will be binding upon the parties and may be enforced in the courts of the state of Utah in accordance with local law.

    10. Non-competition. It is acknowledged and agreed by Harrogate that the limitations imposed by Section 4 and Section 6 of this Agreement are intended to prohibit and prevent Harrogate from competing in any way with Biomune. Therefore, except as expressly permitted hereunder, Harrogate will not, directly or indirectly, compete with Biomune as to the Project or the Products during the term of this Agreement.

    11. Miscellaneous.

             (a) Harrogate will continue to be bound by all obligations described in Sections 4, 5, 6 and 10 after the termination of this Agreement for whatever reason.

             (b) The laws of the state of Utah will govern this Agreement (without regard to its laws governing conflicts of law). The parties consent to the exclusive jurisdiction and venue of Utah state and federal courts in any action arising out of this Agreement.

             (c) This Agreement constitutes the entire agreement of the parties regarding the subject matter hereof and supersedes all prior representations, proposals, discussions, and communications, whether oral or in writing. This Agreement may be modified only in writing and shall be enforceable in accordance with its terms when signed by the party sought to be bound.

             (d) Harrogate will indemnify and hold Biomune harmless from all loss and liability on account of claims of personal injury, death, and property damages resulting from any act or omission by Harrogate (including Harrogate's agents, employees, or subcontractors) in the course of performing this Agreement. Biomune will indemnify and hold Harrogate harmless from all loss and liability on account of claims of personal injury, death, and property damages resulting from any act or omission by Biomune (including Biomune's agents, employees, or subcontractors) in the course of performing this Agreement.

             (e) Harrogate agrees that it will not recommend to Biomune any manufacturer of products unless said manufacturer will name Biomune as an additional insured on a product liability policy of at least $1,000,000 relating to the Products and agrees to provide Biomune with copies of such policies and proof of insurance upon request.

             (f) Neither this Agreement nor any of the rights or obligations of Harrogate arising under this Agreement may be assigned or transferred without Biomune's prior written consent. This Agreement is for the benefit of Biomune's successors and assignees, and will be binding on Harrogate's heirs and legal representatives.

             (g) If either party cannot perform any of its respective obligations because something has happened which is beyond its reasonable control, then the non-performing party will notify the other party, take reasonable steps to resume performance as soon as possible and not be considered in breach during the period performance is beyond the party's reasonable control.

             (h) In the event that any term or provision of this  Agreement will be deemed by a court of competent jurisdiction to be overly broad in scope, duration or area of applicability, the court considering the same will have the power and is hereby authorized and directed to limit such scope, duration or area of applicability, or all of them, so that such term or provision is no longer overly broad and to enforce the same as so limited. Subject to the foregoing sentence, in the event any provision of this Agreement will be held to be invalid or unenforceable for any reason, such invalidity or un-enforceability will attach only to such provision and will not affect or render invalid or unenforceable any other provision of this Agreement.

             (i) Either party's waiver of a default by the other does not constitute a waiver of future or other defaults.

             (j) Harrogate is performing services for Biomune as an independent contractor, and the parties are not partners or joint venturers. Neither party may bind the other to any agreement with anyone else. Harrogate shall not represent that Harrogate is or ever has been an employee of Biomune. It is acknowledged that Harrogate is owned by a former executive officer and director of Biomune and by the present manager of a majority owned subsidiary of Biomune. The parties acknowledge the conflict inherent in such relationships and waive any claim of conflict of interest that may arise as a result of this business transaction. The parties believe the terms of this Agreement are fair to all parties and were negotiated at arms' length. Counsel for Biomune participated in the preparation of this Agreement and has advised each party that it should consider seeking independent legal counsel in connection with this transaction. To the extent the parties have not sought the advice of independent legal counsel, they waive such right.

             (k) Harrogate will be solely responsible for and must maintain adequate records of expenses incurred in the course of performing services under this Agreement. No part of Harrogate's compensation will be subject to withholding by Biomune for the payment of any social security, federal, state or any other employee payroll taxes. Biomune will regularly report amounts paid to Harrogate by filing Form 1099-MISC with the Internal Revenue Service as required by law.

             (l) Each provision of this Agreement has been subject to the mutual consultation, negotiation and agreement of Biomune and Harrogate and shall not be construed for or against either party.



[SIGNATURES ARE ON THE FOLLOWING PAGE.]

ACKNOWLEDGED AND AGREED, this 31 day of December 1998, effective December 10, 1998.

Biomune Systems, Inc.


By: /s/ Michael G. Acton
   ------------------------
Its: President/CEO
Date: December 31, 1998

Harrogate Marketing, L.L.C.

By: /s/ David G. Derrick
    -----------------------
Its: Manager
Date: December 31, 1998